SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 14, 2008

Diomed Holdings, Inc.

Delaware	000-32045	84-1480636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dundee Park Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 7.01 Regulation FD Disclosure

On January 14, 2008, Diomed Holdings, Inc. (“Diomed”) issued a press release disclosing that District Judge Maxine M. Chesney of the U.S. District Court for the Northern District of California has set June 23, 2008 as the date for the commencement of trial in the ongoing patent infringement proceeding brought by VNUS Medical Technologies, Inc. against Diomed and its co-defendants, Angio-Dynamics, Inc. and Vascular Solutions, Inc. A copy of this press release is attached hereto as Exhibit 99.1.

Also on January 14, 2008, Diomed issued a second press release disclosing that District Judge Nathaniel M. Gorton of the U.S. Federal District Court for the District of Massachusetts has set January 18, 2008 as the date to hear Diomed's request for a preliminary injunction against Total Vein Solutions in Diomed’s continuing efforts to enforce its U.S. Patent Number 6,398,777, covering the endovascular laser treatment of varicose veins. Diomed commenced legal action against Total Vein Solutions seeking injunctive relief and damages for infringement of Diomed's patent in 2004. A copy of this press release is attached hereto as Exhibit 99.2

Item 9.01 Financial Statements and Exhibits

99.1	Press Release Issued January 14, 2008 regarding VNUS Trial Scheduling
99.2	Press Release Issued January 14, 2008 regarding Total Vein Solutions Preliminary Injunction Hearing Scheduling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: January 14, 2008	By:	/s/ DAVID B. SWANK
	Name:	David B. Swank
	Title:	Chief Financial Officer

99.1	Press Release Issued January 14, 2008 regarding VNUS Trial Scheduling
99.2	Press Release Issued January 14, 2008 regarding Total Vein Solutions Preliminary Injunction Hearing Scheduling